UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

LANDEC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 306-1650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(i)     On October 15, 2015, Landec Corporation (the “Company”) entered into Executive Employment Agreements (the “Employment Agreements”) with Molly A. Hemmeter, President and Chief Executive Officer of the Company, and Gregory S. Skinner, Vice President of Finance and Administration and Chief Financial Officer of the Company, setting forth the terms of their employment. Mr. Skinner’s Employment Agreement terminates and replaces the Executive Employment Agreement dated January 1, 2013 between the Company and Mr. Skinner. Each of the Employment Agreements expires on December 31, 2018 unless renewed or extended by both parties. Under their Employment Agreements, Ms. Hemmeter and Mr. Skinner will be paid annual base salaries of $475,000 and $380,000, respectively, plus annual cash incentive awards based upon the attainment of pre-determined goals, and they will be eligible for grants of equity interests under the Company’s 2013 Stock Incentive Plan (the “Stock Plan”) at such times and in such amounts as determined by the Company’s Compensation Committee. In addition, Ms. Hemmeter’s Employment Agreement provides that, at the regular meeting of the Board of Directors scheduled for July 2016, Ms. Hemmeter will be granted an option to purchase 150,000 shares of Common Stock and 50,000 restricted stock units under the Stock Plan, subject to her continued employment as President and Chief Executive Officer through the date of grant, with the option vesting monthly over a three-year period, and the restricted stock units vesting on the third anniversary of the date of the grant.

The Employment Agreements provide that, if the executive is terminated without cause or terminates his or her employment for “good reason” (generally, a relocation of the executive’s place of employment, reduction in salary, reduction in target bonus amount or material reduction of duties or authority), (1) the executive will receive severance payments equal to 100% of his or her annual base salary, (2) the executive will remain eligible for payment of the annual incentive bonus that would have been earned had he or she remained employed through the end of that fiscal year, pro-rated through the date of termination, (3) the vesting of the executive’s stock options and other equity awards will be accelerated by one year, and any awards that would not have begun vesting until more than one year following the date of termination will be treated, for the purposes of such vesting acceleration, as if they vested on a monthly basis, and (4) the Company will pay the monthly premiums for health insurance coverage for the executive (and his or her spouse and eligible dependents) for the maximum period permitted under COBRA or until such earlier time as the executive receives substantially equivalent health insurance coverage in connection with new employment.

The Employment Agreements also provide that, in the event of a change of control of the Company, all of the executive’s unvested stock options and other equity awards will immediately vest and become exercisable. In addition, if the executive is terminated without cause or terminates his or her employment for good reason within two years following a change of control, (1) the executive will receive severance payments equal to 150% of his or her annual base salary, (2) the executive will remain eligible for payment of the annual incentive bonus that would have been earned had he or she remained employed through the end of that fiscal year, pro-rated through the date of termination, and (3) the Company will pay the monthly premiums for health insurance coverage for the executive (and his or her spouse and eligible dependents) for the maximum period permitted under COBRA or until such earlier time as the executive receives substantially equivalent health insurance coverage in connection with new employment.

Ms. Hemmeter and Mr. Skinner have agreed, as part of their Employment Agreements, not to solicit, induce or recruit any employees or consultants of the Company or solicit any licensor to or customer of the Company for a period of two years following their termination.

The foregoing description of the Employment Agreements is only a summary and is qualified in its entirety by reference to the Employment Agreements, which are filed as Exhibits 10.1 and 10.2 hereto.

(ii)     On October 15, 2015, the Compensation Committee approved a modification of the Company’s cash bonus plan such that Gary Steele, who retired as President and Chief Executive Officer on October 15, would be eligible for a pro rated bonus for fiscal year 2016 based on the portion of that fiscal year in which he served as Chief Executive Officer. Mr. Steele’s target bonus will be equal to 100% of his base salary during fiscal year 2016. Mr. Steele’s bonus target is based on the Company achieving 100% of that entity’s target revenue and operating income for the fiscal year. His bonus payment will be calculated on a sliding scale based on actual revenue and operating income for the fiscal year in proportion to the performance targets, provided that no bonus will be payable if revenue or operating income is less than 80% of the target amount. Mr. Steele’s bonus payment, if any, will be made in a single lump sum cash payment as soon as practicable after the end of the Company’s 2016 fiscal year.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 15, 2015, the Company held its Annual Meeting of Stockholders.  The three proposals presented to stockholders were the election of five Class 2 directors, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 29, 2016, and a non-binding advisory proposal approving executive compensation.

1.     The voting results for the election of directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Albert D. Bolles, Ph.D.	21,838,557	137,181	3,616,557
Tonia Pankopf	21,838,057	137,681	3,616,557
Robert Tobin	21,835,957	139,781	3,616,557
Nicholas Tompkins	21,683,312	292,426	3,616,557
Molly A. Hemmeter	21,700,941	274,797	3,616,557

2.     Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 29, 2016, with votes as follows: 25,351,400 votes for approval and 231,364 votes against approval, with 9,531 shares abstaining.

3.     Stockholders approved the compensation paid to the Company’s named executive officers (in the form of a non-binding, advisory vote), with votes as follows:

For	Against	Abstain	Broker Non-Votes
21,154,489	558,005	263,244	3,616,557

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	Executive Employment Agreement dated October 15, 2015 between the Company and Molly A. Hemmeter.

10.2	Executive Employment Agreement dated October 15, 2015 between the Company and Gregory S. Skinner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2015

LANDEC CORPORATION

By:	/s/ Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement dated October 15, 2015 between the Company and Molly A. Hemmeter.

10.2	Executive Employment Agreement dated October 15, 2015 between the Company and Gregory S. Skinner.

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